              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


   We hereby consent to the incorporation by reference into the Registration Statement No. 333-84543 on Form S-8 of Virginia Capital Bancshares, Inc. and Subsidiary (the "Company") of our report dated January 21, 1999, with respect to the Company's consolidated balance sheet as of December 31, 1998 and the related statements of income, comprehensive income, changes in equity and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the Company's annual report on Form 10-K for the year ended December 31, 1999.



                                         /s/ Cherry, Bekaert & Holland LLP
                                         ---------------------------------------
                                         Cherry, Bekaert & Holland LLP


Richmond, Virginia
March 28, 2000